SECURITY GROWTH AND INCOME FUND
FILE NO. 811-0487
CIK NO. 0000088565

Investment  Management and Services Agreement between Security Growth and Income
Fund and Security Management Company, LLC.:

Incorporated  herein by reference to Registrant's Post Effective  Amendment #93,
Reg. No. 2-12187, filed November 21, 2002.